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                                                                   EXHIBIT 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 20, 1998 incorporated by reference in First Tennessee National Corporation's 1997 Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP


Memphis, Tennessee
December 29, 1998